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                                                                   Exhibit 10.40

                              SUMMARY OF AMENDMENTS
        TO TENNECO AUTOMOTIVE INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,
           KEY EXECUTIVE PENSION PLAN AND DEFERRED COMPENSATION PLAN

On March 7, 2005, Tenneco Automotive Inc. adopted amendments to the Tenneco Automotive Inc. Supplemental Executive Retirement Plan ("SERP"), Key Executive Pension Plan ("KEPP") and Deferred Compensation Plan ("DC Plan"). As a result of the passage of the American Jobs Creation Act of 2004 and its creation of Internal Revenue Code Section 409A, the company wanted to ensure that its nonqualified deferred compensation plans met the requirements of Section 409A. To effect this compliance, the company amended the SERP, KEPP and DC Plan to "freeze" these plans with respect to participation, contributions and deferrals as of December 31, 2004. At the same time, the company adopted the Tenneco Automotive Inc. Supplemental Retirement Plan, Supplemental Pension Plan for Management and Incentive Deferral Plan to provide substantially similar benefits as those provided under the SERP, KEPP and DC Plan, respectively, for the period commencing on January 1, 2005. The full text of the amendments, once finalized, will be filed with the Securities and Exchange Commission.